                                                                    Exhibit 23.9


            CONSENT OF INDIVIDUAL NAMED AS ABOUT TO BECOME A DIRECTOR

     The undersigned consents to the naming of the same as a person that will become a director of Unitrode Corporation following the merger (the "Merger") of Merrimack Corporation, a wholly-owned subsidiary of Unitrode Corporation, with and into BENCHMARQ Microelectronics, Inc. and all references to the undersigned in Unitrode's Registration Statement on Form S-4 with respect to the Merger.



Dated: May 27, 1998

                                                  /s/ Dietrich Erdmann
                                                  -----------------------------
                                                  Dietrich Erdmann